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As filed with the Securities and Exchange Commission on September 20, 2007

Registration No. 333-143205

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 8
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Duff & Phelps Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	6199
(Primary Standard Industrial
Classification Code Number)
 55 East 52nd Street
New York, New York 10055
(212) 871-2000
(Address, Including Zip Code, and
Telephone Number, Including Area
Code, of Registrant's Principal
Executive Offices)	20-8893559 (I.R.S. Employer Identification Number)

Edward S. Forman, Esq.
Executive Vice President, General Counsel and Secretary
Duff & Phelps Corporation
55 East 52nd Street
New York, New York 10055
(212) 871-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000	Michael Kaplan, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 EXPLANATORY NOTE

        This Amendment is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

        (a)   See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

        (b)   Financial Statement Schedules

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 20, 2007.

DUFF & PHELPS CORPORATION
By:	/s/ NOAH GOTTDIENER Noah Gottdiener Chairman of the Board and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 20, 2007.

Signature	Title

/s/ NOAH GOTTDIENER Noah Gottdiener	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ * Gerard Creagh	President and Director
/s/ JACOB SILVERMAN Jacob Silverman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ * Robert Belke	Director
/s/ * Peter Calamari	Director
/s/ * William Carapezzi	Director
/s/ * Harvey Krueger	Director
/s/ * Sander Levy	Director
/s/ * Jeffrey Lovell	Director
*By:	/s/ EDWARD S. FORMAN Edward S. Forman Attorney-in-fact

EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation*
3.2	Amended and Restated By-Laws of Duff & Phelps Corporation*
3.3	Form of Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
10.1
Credit Agreement dated September 30, 2005, between Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, Lenders party thereto and General Electric Capital Corporation, including amendments thereto, dated as of June 14, 2006 and October 31, 2006*
10.2
Amendment No. 1, dated June 14, 2006, to the Credit Agreement, dated September 30, 2005, between Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, Lenders party thereto and General Electric Capital Corporation*
10.3
Amendment No. 2, dated October 31, 2006, to the Credit Agreement, dated September 30, 2005, between Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, Lenders party thereto and General Electric Capital Corporation*
10.4
Amendment No. 5, dated August 31, 2007, to the Credit Agreement, dated September 30, 2005, between Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, Lenders party thereto and General Electric Capital Corporation*
10.5
Form of Registration Rights Agreement, by and between Duff & Phelps Corporation, Duff & Phelps Acquisitions LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV L.P., Vestar/D&P Holdings, LLC and the Holders as set forth in the Agreement
10.6	Form of Tax Receivable Agreement, by and between Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and the Members as set forth in the Agreement
10.7
Form of Exchange Agreement, by and between Duff & Phelps Acquisitions, LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings, LLC and the Members as set forth in the Agreement
10.8	Employment Agreement, dated July 17, 2007, by and between Duff & Phelps, LLC and Noah Gottdiener*
10.9	Employment Agreement, dated July 17, 2007, by and between Duff & Phelps, LLC and Gerard Creagh*
10.10	Employment Agreement, dated July 17, 2007, by and between Duff & Phelps, LLC and Jacob Silverman*
10.11	Employment Agreement, dated July 17, 2007, by and between Duff & Phelps, LLC and Brett Marschke*
10.12	Employment Agreement, dated July 17, 2007, by and between Duff & Phelps, LLC and Edward Forman*
10.13	Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan*
10.14	Name Use Agreement, dated as of July 1, 1996, by and between Phoenix Duff & Phelps Corporation and Duff & Phelps, LLC*
10.15	DPH Unit Vesting Agreement, dated September 11, 2007, by and among Duff & Phelps Acquisitions, LLC, Duff & Phelps, LLC and Noah Gottdiener*

10.16	DPH Unit Vesting Agreement, dated September 11, 2007, by and among Duff & Phelps Acquisitions, LLC, Duff & Phelps, LLC and Jacob Silverman*
10.17	Stockholders Agreement, dated September 5, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited*
10.18	Form of Stock Option Award Agreement under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan
10.19	Form of Restricted Stock Award Agreement under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan
21.1	List of Subsidiaries*
23.1	Consent of KPMG LLP*
23.2	Consent of KPMG LLP*
23.3	Consent of KPMG LLP*
23.4	Consent of Grant Thornton LLP*
23.5	Consent of Ernst & Young LLP*
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*
24.2	Power of Attorney of William R. Carapezzi*

*
Previously Filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX